Exhibit 10.3

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), dated as of November 5, 2015 (the “Effective Date”), is by and among Emerald Oil, Inc., a Delaware corporation (“Borrower”), the subsidiaries of Borrower party hereto (each a “Guarantor,” and together with Borrower, “Obligors”), the Lenders (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”) for Lenders.

RECITALS:

A.           The Loan Documents. Obligors are indebted to Lenders and granted collateral security as evidenced by certain instruments, agreements and documents including, without limitation, the Amended and Restated Credit Agreement dated as of May 1, 2014 among Borrower, Administrative Agent, and the financial institutions party thereto from time to time, as lenders ( “Lenders”), as amended by that certain First Amendment to Credit Agreement dated September 2, 2014 and that certain Limited Waiver and Second Amendment to Credit Agreement dated April 30, 2015 (collectively, and as further amended, modified or supplemented, the “Credit Agreement”), and the other Loan Documents (as defined in the Credit Agreement); such indebtedness being secured by perfected, first priority security interests in and liens on substantially all property of Obligors (the “Collateral”) as provided in the Security Instruments (as defined in the Credit Agreement).

B.           Guaranties. All of the Secured Obligations (as defined in the Credit Agreement) have been unconditionally guaranteed by Guarantors pursuant to certain agreements and documents including, without limitation, the Guaranty and Collateral Agreement dated November 20, 2012, by Borrower and Guarantors in favor of the Administrative Agent, as amended by that certain First Amendment to Guaranty and Collateral Agreement dated May 1, 2014 and as supplemented by that certain Assumption Agreement and Supplement dated November 24, 2014 and as supplemented by that certain Assumption Agreement dated July 28, 2015 (collectively, and as amended, modified or supplemented, the “Guaranties”).

C.           Existing Defaults. Obligors acknowledge that Events of Default under the Loan Documents have occurred and are continuing, and prospective Events of Default are anticipated to occur, each as more specifically described in Exhibit A attached hereto (the “Specified Defaults”).

D.           Forbearance Request by Borrower and Guarantors. Obligors have requested that Administrative Agent and Lenders forbear until December 18, 2015 from exercising their rights and remedies arising as a result of the occurrence of the Specified Defaults in order to allow Obligors sufficient time to improve their liquidity and business operations. Administrative Agent and the Lenders party hereto are willing to grant such forbearance subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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AGREEMENTS:

1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

(a)          “Forbearance Period” means the period commencing on the Effective Date and continuing through and including the Termination Date, unless earlier terminated pursuant to the terms and provisions of this Agreement.

(b)          “Material Contracts” means any contract involving payments to or from any Obligor in an aggregate amount in excess of $5,000,000.00 including, without limitation, those listed on Exhibit B attached hereto.

(c)          “Net Cash Proceeds” means, with respect to any incurrence of Debt or sale or disposition of (including Casualty Events affecting) Oil and Gas Properties, the cash proceeds of such incurrence, sale or disposition net of reasonable legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other customary fees and charges actually incurred in connection with such incurrence, sale or disposition and net of taxes paid or payable as a result of such incurrence, sale or disposition (after taking into account any available tax credit or deduction and any tax sharing arrangements).

(d)          “Termination Date” means 5:00 p.m. (Dallas, Texas Time) on December 18, 2015.

(e)          “Termination Event” means the occurrence of any of the following: (i) any representation or warranty made or deemed made by any Obligor in this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made, (ii) any Obligor shall fail to perform, observe or comply timely with any covenant, agreement or term contained in this Agreement, (iii) any Default or Event of Default, other than the Specified Defaults, shall occur or shall have occurred under this Agreement or any of the Loan Documents, (iv) any Obligor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing, (v) an involuntary proceeding shall be commenced against any Obligor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, in each case that remains undismissed or unstayed for five (5) consecutive calendar days, (vi) any event or condition shall occur after the Effective Date which shall have a Material Adverse Effect, as determined by Administrative Agent, (vii) any default or event of default shall occur after the Effective Date in connection with any Material Contract, or (viii) the exercise by any creditor or holder of Material Indebtedness of any Obligor (excluding the Credit Parties under the Loan Documents) of any right or remedy available to them in connection with any default under the documents governing such Material Indebtedness, including, but not limited to any foreclosure or enforcement action against any Collateral.

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2.          Forbearance.

(a)          Forbearance. Subject to the terms of this Agreement and only so long as no Termination Event shall have occurred, Administrative Agent and Lenders hereby agree to forbear until the Termination Date from exercising their rights and remedies under the Loan Documents arising from Specified Defaults. Notwithstanding the foregoing, the forbearance granted by the Administrative Agent and Lenders pursuant hereto shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Documents. On and after the Termination Date, or such earlier date on which a Termination Event occurs, Administrative Agent’s and Lenders’ agreement hereunder to forbear shall terminate automatically without further act or action by Administrative Agent or Lenders, and Administrative Agent and Lenders shall be entitled to exercise any and all rights and remedies available to it or them under the Loan Documents and this Agreement, at law, in equity, or otherwise.

(b)          Principal and Interest Payments; Borrowings. Commencing on the Effective Date, Borrower shall pay to Administrative Agent, for the benefit of the Lenders on a pro rata basis accrued interest on the outstanding principal balance of the Loans on the last Business Day of each calendar month. Commencing on the Effective Date, interest shall accrue and be payable on the outstanding principal balance of the Loans at a rate per annum equal to one and three quarters percent (1.75%) plus the Alternate Base Rate, but in no event to exceed the Highest Lawful Rate. During the Forbearance Period, no outstanding Loans may be continued as, or converted into, Eurodollar Loans, no Lender has any obligation to make additional Loans, and Issuing Bank has no obligation to issue any Letter of Credit.

(c)          Other Payments. Borrower shall pay Administrative Agent, for the benefit of those Lenders that deliver fully executed signature pages to this Agreement to the Administrative Agent on or before 5:00 p.m. on November 5, 2015, a fully earned forbearance fee equal to one half of one percent (0.5%) of the outstanding principal balance of the Loans owing to each such Lender as of the Effective Date, of which fifteen hundredths of one percent (0.15%) of such outstanding principal balance (the “Initial Forbearance Fee Payment”), shall be paid on the Effective Date, and the remaining balance of which shall be paid at the expiration or termination of the Forbearance Period (provided that the remaining balance shall be waived in the event Borrower has repaid all outstanding Loans in full on or before the expiration or termination of the Forbearance Period). Borrower also agrees to reimburse Administrative Agent and the Lenders upon demand for all out-of-pocket expenses (including reasonable attorneys’ fees, settlement costs and fees and expenses of FTI Consulting, Inc., (“FTI”) as the financial advisor engaged by Administrative Agent’s counsel) incurred in connection with the negotiation of this Agreement, any further restructuring or “workout” with Obligors, whether or not consummated, of any Secured Obligations, and any enforcement of any Secured Obligations. Borrower acknowledges and agrees that all such expenses are being incurred in connection with a restructuring or workout, as these terms are used in Section 12.03(a) of the Credit Agreement.

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3.          Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Agreement, Obligors hereby jointly and severally represent and warrant to Credit Parties as follows:

(a)          Duly Organized. Obligors are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were organized and formed, and Obligors have the power and authority to perform their respective obligations under this Agreement and the Loan Documents.

(b)          Authority. The execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite action on the part of Obligors and (ii) do not and will not violate the organizational documents of Obligors, any other material agreement to which any Obligor is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator, by which any Obligor or any of its respective properties is bound.

(c)          No Defenses. The outstanding principal balance of the Loans is $139,604,977.84 as of the Effective Date. None of Obligors has any defenses to payment, counterclaims, or rights of setoff with respect to the Loans or any other Secured Obligations existing as of the Effective Date.

(d)          No Other Defaults. Except for the Specified Defaults, no Default or Event of Default under the Loan Documents has occurred and is continuing.

(e)          Deposit Accounts. Upon and after the Effective Date, all of Obligors’ deposit accounts are maintained with Wells Fargo Bank, N.A. and are covered by a deposit account control agreement in form and substance acceptable to Administrative Agent.

(f)          Taxes. All payments due to all taxing authorities with respect to the Collateral are current as of the Effective Date.

4.          Covenants. Notwithstanding any provisions to the contrary contained in the Loan Documents, Obligors hereby covenant and agree that, during the Forbearance Period, each of them will perform, observe and comply with each of the following covenants:

(a)          Compliance with Related Documents and this Agreement. Obligors will perform, observe and comply with each covenant, agreement and term contained in this Agreement and each of the Loan Documents, including, without limitation, the fees and payments required thereunder, except for the Specified Defaults.

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(b)          Prepayment of Loans. Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds received by any Obligor in each of the following circumstances:

(1)         If any Obligor sells, assigns, farms out, conveys or otherwise transfers any Oil and Gas Properties (or any Equity Interests in any Obligor owning such Oil and Gas Properties) other than the Title Defect Properties (as defined in that certain Letter Agreement dated October 1, 2015 among the Administrative Agent, the Majority Lenders, the Borrower and the Guarantors) or terminates, unwinds, cancels or otherwise disposes of any Swap Agreement, and the Net Cash Proceeds of all such transfers (other than fifty percent (50%) of proceeds from the transfer of Title Defect Properties) and all such terminations of Swap Agreements made since the commencement of the Forbearance Period exceed $500,000.00;

(2)         If any Obligor issues any Debt for borrowed money since the commencement of the Forbearance Period; or

(3)         If any Obligor receives a tax refund, insurance proceeds or other recoveries for a Casualty Event (collectively, “Recoveries”), and the aggregate amount of the Recoveries since the commencement of the Forbearance Period exceeds $500,000.00.

(c)          Deposit of Funds. Obligors shall cause all of their collections, including but not limited to joint interest billing receivables and hedge settlements, to be deposited in deposit accounts that are covered by a deposit account control agreement in favor of Administrative Agent, and shall not open or maintain any deposit account other than deposit accounts that are maintained with Wells Fargo Bank, N.A.

(d)          Financial Statements. Borrower shall deliver to Administrative Agent and Lenders, no later than twenty (20) days after the end of each calendar month, a copy of the unaudited consolidated balance sheet for Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity, as applicable, and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year. Such financial statements shall be certified by one of Borrower’s Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

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(e)          Cash Flow Forecasts. Borrower shall deliver to Administrative Agent and Lenders, by no later than 12 noon Central Time on Thursday of each week beginning on the first Thursday after the Effective Date, an updated weekly 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances (the “Budget”), an initial copy of which shall be delivered on or prior to the Effective Date. For each monthly period set forth in the Budget, the actual production volume of crude oil shall not in any event be less than the amount forecasted for such period by more than ten percent (10%) of the amount forecasted. For each weekly period set forth in the Budget, the actual expenditures by Obligors for Total Operating Disbursements (as designated in the Budget) shall not in any event exceed the aggregate amount budgeted for such period by more than fifteen percent (15%) of the budgeted amount, and the actual expenditures of Obligors shall not, for each line item in the Budget labeled Accounts Payable – Critical, Accounts Payable – DMS, Salaries & Benefits, Rent & Utilities and Other exceed the amount budgeted for such line item in the Budget for such period by more than twenty percent (20%) of the budgeted amount. With respect to only the line item labeled Accounts Payable – Critical, Borrower may carry over unspent budgeted amounts in any weekly period to future weekly periods so that Borrower has available to it the cumulative-to-date total budgeted amounts at any time, without causing such future weekly periods to exceed the allowable variance. Any such carryover spend will also be deducted in determining the Borrower’s compliance with expenditures for Total Operating Disbursements. Obligors shall operate strictly in accordance with the Budget and shall pay only those actual, ordinary and necessary operating expenses of Obligors’ business in compliance with the Budget (subject to the variances identified above).

(f)          Reconciliation Reports. Borrower shall deliver to Administrative Agent and Lenders concurrently with each Budget (i) a variance report reconciling the prior week’s cash flow forecast to the actual sources and uses of cash for the prior week, along with a line-by-line reconciliation and explanation of material variances, and (ii) a listing of each Obligor’s accounts receivable, including invoices aged by invoice date and due date (with an explanation of the terms offered), together with a summary specifying the name, address, and balance due for each account debtor, and a schedule and aging of each Obligor’s accounts payable.

(g)          Mortgaged Properties. Obligors shall cooperate with Administrative Agent and Lenders to cause the Mortgaged Properties and the title information relating thereto delivered to Administrative Agent to exceed in each case 95% of the total value of the Oil and Gas Properties evaluated by the most recent Reserve Report and shall deliver to Administrative Agent all information and take all actions reasonably requested by Administrative Agent to assure compliance therewith.

(h)          Minimum Cash. Obligors will cause their Cash Equivalents not to be less than $1,000,000.00 at the end of each week, as reported to Administrative Agent and Lenders in accordance with Section 4(e) of this Agreement, during the Forbearance Period.

(i)          Maximum Capital Expenditures. Obligors will cause their capital expenditures not to exceed $300,000.00 during the Forbearance Period.

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(j)          Notices. Borrower will give Administrative Agent prompt written notice of the following:

(1) Any notice of a default or required redemption relating to any Material Indebtedness of any Obligor;

(2) The occurrence of any default or event of default, or the pursuit of any remedies against any Obligor, in connection with any of the Material Contracts;

(3) Any actual or threatened suspension of services by the providers of Borrower’s midstream and gathering services or any other adverse development in Borrower’s relationship with such providers;

(4) The filing or commencement of, or the threat in writing of, any action, suit (whether in state or federal court), proceeding, receivership, involuntary petition in bankruptcy, investigation or arbitration by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any of the Obligors not previously disclosed in writing to Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to Lenders); and

(5) Any notice of the filing or recordation of a mechanic’s, materialmen’s or other like Lien received by any of the Obligors with respect to any of their Oil and Gas Properties.

(k)          Information. Obligors shall cooperate with FTI in performing its work as financial advisor to Administrative Agent and its counsel. In addition to any notices required to be given under the Loan Documents, Obligors and their Advisors will provide Administrative Agent, Lenders and FTI with such other information as may be requested by Administrative Agent or FTI from time to time, within five (5) Business Days of such request, including, without limitation, copies of any bank or other financial institution statements; financial statements; accounts receivable and accounts payable agings; transactional documentation; litigation pleadings, depositions, related documents and transcripts; letters of intent or offers to purchase, lease or license any portion, all or substantially all of the assets or ownership interests of any of Obligors; and letters of intent or commitments for any capital investment, loan or other financing in or to any of Obligors, except, in each case, to the extent expressly designated as confidential and not to be disclosed to Obligors’ secured lenders. Borrower hereby acknowledges Administrative Agent’s right under the Credit Agreement to engage FTI in its sole discretion under these circumstances and agrees to reimburse Administrative Agent for the fees and expenses of FTI as provided in Section 2(c).

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(l)          Access. Administrative Agent, FTI, Lenders, and their agents shall have access during normal business hours to Obligors’ business premises and to the Collateral to review, appraise and evaluate the physical condition of the Collateral and to inspect the books, records and reports of Obligors concerning the operation of Obligors’ businesses, financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the operations of Obligors. Obligors and their Advisors will fully cooperate with Administrative Agent, Lenders and FTI regarding such reviews, evaluations, and inspections, and Obligors shall make their employees, consultants and professionals reasonably available to Administrative Agent, Lenders, FTI, and Administrative Agent’s other professionals and consultants in conducting such reviews, evaluations, and inspections.

(m)          No Control. No act committed or action taken by the Credit Parties under this Agreement or the Loan Documents will be used, construed, or deemed to hold the Credit Parties to be in control of any Obligor, or the governance, management or operations of any Obligor for any purpose, without limitation, or to be participating in the management of any Obligor or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of any Obligor or their respective businesses (as such terms, or any similar terms, are used in the U.S. Bankruptcy Code, the Code, or CERCLA, each as may be amended from time to time, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon the Credit Parties under this Agreement or the Loan Documents.

(n)          Obligors’ Advisors. Obligors shall maintain their engagement of Opportune LLP and Intrepid Financial Partners, or in the event either such engagement shall terminate, such replacement advisors of comparable standing and reputation to which Administrative Agent may consent in writing, such consent not to be unreasonably withheld (collectively, the “Advisors”) at all times during the Forbearance Period. Obligors authorize Administrative Agent, FTI, and their agents and professionals to communicate with Obligors’ Advisors without notice to, or the presence of, Obligors.

The failure of Obligors to timely comply with the terms of this Section 4 shall constitute (i) a Default and an Event of Default under and for all purposes of the Credit Agreement, and (ii) a Termination Event hereunder.

5.          Conditions Precedent. As a condition to the commencement of the Forbearance Period on the Effective Date, each of the following conditions shall have been fulfilled by Obligors:

(a)          This Agreement. The Obligors, the Administrative Agent and the Majority Lenders have each executed and delivered this Agreement.

(b)          Payments. Borrower shall have paid in cash (i) all accrued and unpaid interest on the outstanding principal balance of the Loans, (ii) the Initial Forbearance Fee Payment, (iii) $100,000 to serve as FTI’s retainer, and (iv) all invoiced and unpaid fees and expenses reasonably incurred by and owing to Administrative Agent’s counsel, Vinson & Elkins L.L.P.;

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(c)          Budget. Borrower shall have delivered the initial Budget, together with an aging of each Obligor’s receivables and payables in accordance with Section 4(f) of this Agreement;

(d)          Deposit Accounts. Obligors and Wells Fargo Bank, N.A., as depositary, shall have entered into one or more deposit account control agreements with Administrative Agent covering the accounts maintained by the Obligors with Wells Fargo Bank, N.A.;

(e)          Zavanna Settlement. Borrower shall have obtained the consent of Majority Lenders to the Confidential Settlement Agreement dated October 16, 2015 among Borrower, Emerald WB LLC and Zavanna, LLC, and the release of Administrative Agent’s Lien in the Mortgaged Properties contemplated thereby; and

(f)          Evidence of Authority. Obligors shall have delivered to Administrative Agent certificates of duly authorized officers of Obligors, and such other documents, instruments and agreements as Administrative Agent shall require, to evidence the due authorization, execution and delivery of this Agreement, each of which shall be in form and substance satisfactory to Administrative Agent.

The failure of Obligors to timely comply with the terms of this Section 5 shall constitute (i) a Default and an Event of Default under and for all purposes of the Credit Agreement, and (ii) a Termination Event hereunder.

6.          Ratification of Related Documents and Collateral. Obligors hereby acknowledge that each of them has received from Administrative Agent proper notice of Default with respect to the Specified Defaults. Each of the Obligors hereby waives (a) any further notice of Default, notice of intent to accelerate, or demand for payment and (b) any further opportunity to cure any of the Specified Defaults. Except as modified by this Agreement, each Obligor hereby acknowledges, ratifies, reaffirms, and agrees that each of the Loan Documents, and the first priority, perfected liens and security interests created thereby in favor of Administrative Agent in the Collateral, are and will remain in full force and effect and binding on Obligors, and are enforceable in accordance with their respective terms and applicable law. Each of the Obligors acknowledges, ratifies, and reaffirms all of the terms and provisions of the Loan Documents, except as modified herein, which are incorporated by reference as of the Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, indemnifications, and waivers of jury trials contained therein. Obligors hereby acknowledge, ratify, and confirm the Credit Agreement, the Notes, the Security Instruments, the Guaranties, the other Loan Documents, and all of their respective debts and obligations to Credit Parties thereunder. Obligors acknowledge and agree that in the event Administrative Agent seeks to take possession of any or all of the Collateral securing any of the Secured Obligations by court process, Obligors each irrevocably waive, to the fullest extent permitted by law, any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession.

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7.          Remedies Upon Termination Event. Upon the occurrence of a Termination Event, (a) the Forbearance Period will terminate without further act or action by any Credit Party, (b) Administrative Agent will be entitled immediately to accelerate the Secured Obligations, institute foreclosure proceedings against the Collateral and to exercise any and all of Credit Parties’ rights and remedies available to Credit Parties under the Loan Documents and this Agreement, at law, in equity, or otherwise, without further opportunity to cure, demand, presentment, notice of dishonor, notice of Default, notice of intent to accelerate, notice of intent to foreclose, notice of protest or other formalities of any kind, all of which are hereby expressly waived by Obligors.

8.          Acknowledgment of Defaults. Obligors specifically acknowledge the existence and continuation of the Specified Defaults.

9.          WAIVER AND RELEASE. EACH OF Obligors (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST any CREDIT Party, ANY OF ITS AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED Obligations OR ANY LIENS OR SECURITY INTERESTS OF the CREDIT Parties. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF Administrative Agent and LENDERs TO ENTER INTO THIS AGREEMENT, EACH OF Obligors HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, and covenants not to sue the Lender-related parties for, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH any Obligor NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY OF Obligors AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY OF Obligors IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.

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10.         No Obligation of Credit Parties. Obligors hereby acknowledge and understand that upon the expiration or termination of the Forbearance Period, if all the Specified Defaults have not been cured or waived by written agreement in accordance with the Credit Agreement, or if there shall at such time exist a Default or Event of Default, then Credit Parties shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings. Credit Parties shall have no obligation whatsoever to extend the maturity of the Secured Obligations, waive any Events of Default or Defaults, defer any payments, or further forbear from exercising its rights and remedies.

11.         No Implied Waivers. No failure or delay on the part of Credit Parties in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement, the Notes, the Security Instruments, the Guaranties, or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement, the Notes, the Guaranties, or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.         INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, Obligors HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE LENDER-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITies, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, Reasonable ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THIS AGREEMENT. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE LENDER-RELATED PARTIES, Obligors SHALL, AT Such Lender-Related Parties’ REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF Obligors, BY COUNSEL SELECTED BY such Lender-related Party. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 12 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE SECURED Obligations, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.         Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by Credit Parties or any closing will affect the representations and warranties or the right of Credit Parties to rely upon them.

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14.         Review and Construction of Documents. Each of the Obligors hereby acknowledges, represents, and warrants to Credit Parties that (a) Obligors have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) Obligors have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, and (c) Obligors have executed this Agreement of their own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

15.         ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE RELATED DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING Administrative Agent’s and Lenders’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

16.         Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement, except that notices to Administrative Agent shall be given to the following:

Wells Fargo Bank, N.A.

MAC D1053-150

301 S. College Street

Charlotte, NC 28288

Attention: Michael J. Thomas

Fax: 704.383.7611

Email: mjthomas@wellsfargo.com

17.         Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors and assigns, provided that none of Obligors may assign any rights or obligations under this Agreement without the prior written consent of Administrative Agent.

18.         Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Termination Date.

19.         Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

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20.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable laws of the United States of America.

21.         Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

22.         Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.         Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided that no party shall be bound by this Agreement until each of the parties has executed a counterpart hereof. Execution of this Agreement via facsimile or other electronic means shall be effective, and signatures received via facsimile or other electronic means shall be binding upon the parties hereto and shall be effective as originals.

24.         Further Assurances. Obligors each agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

25.         Loan Document. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BORROWER:

EMERALD OIL, INC., a Delaware corporation

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Chief Financial Officer

Guarantors:

EMERALD WB LLc, a Colorado limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Chief Financial Officer

EMERALD dB LLc, a Delaware limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Chief Financial Officer

EMERALD NWB LLc, a Delaware limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Chief Financial Officer

EOX MARKETING, LLc, a Delaware limited liability company

By:	/s/ Jeremy Weemhoff
Name:	Jeremy Weemhoff
Title:	President

[Signature Page to Forbearance Agreement]

Administrative Agent and Lender:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael J. Thomas
Name:	Michael J. Thomas
Title:	Senior Vice President

[Signature Page to Forbearance Agreement]

Lender:

SUNTRUST BANK

By:	/s/ Janet R. Naifeh
Name:	Janet R. Naifeh
Title:	Senior Vice President

[Signature Page to Forbearance Agreement]

Lender:

THE BANK OF NOVA SCOTIA

By:	/s/ Steve Kerr
Name:	Steve Kerr
Title:	Managing Director

[Signature Page to Forbearance Agreement]

Lender:

BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Forbearance Agreement]

Lender:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Forbearance Agreement]

Exhibit A
SPECIFIED DEFAULTS

Each of the existing and prospective breaches of the Loan Documents set forth below are Specified Defaults:

1.          The Event of Default occurring under Section 10.01(d) of the Credit Agreement as a result of a breach of Section 9.01(a) and (b) of the Credit Agreement with respect to the quarters ended June 30, 2015 and September 30, 2015.

2.          The Event of Default under Section 10.01(a) of the Credit Agreement as a result of the failure of the Borrower to repay the Borrowing Base Deficiency pursuant to Section 3.04(c)(ii) of the Credit Agreement.

3.          Any Event of Default that may occur under Section 10.01(g) of the Credit Agreement as a result of an event that would enable or permit the holders of Material Indebtedness (e.g., Convertible Notes) to cause such indebtedness to become due.

Exhibit B
MATERIAL CONTRACTS

1.          Amended and Restated Gas Dedication and Gathering Agreement between Dakota Midstream, LLC, Emerald Oil, Inc. and Emerald WB LLC, dated July 1, 2014.

2.          Amended and Restated Crude Oil Dedication & Throughput Commitment Transportation Agreement between Dakota Midstream, LLC and Dakota Energy Connection, LLC, and Emerald Oil, Inc. and Emerald WB LLC, dated July 1, 2014.

3.          Amended and Restated Water Dedication and Gathering Agreement between Dakota Fluid Solutions LLC, F/K/A Mesa Oil Services, LLC and Emerald Oil, Inc. and Emerald WB LLC, dated July 1, 2014.

4.          Industrial Water Delivery Services Agreement by and between Mesa Water Services, LLC and Emerald Oil, Inc. dated February 4, 2014.

5.          Employment Agreement by and between Emerald Oil, Inc. and McAndrew Rudisill dated January 1, 2014.

6.          Employment Agreement by and between Emerald Oil, Inc. and James Russell (J.R.) Reger dated January 1, 2014, and as amended March 31, 2014.

7.          ISDA 2002 Master Agreement by and between The Bank of Nova Scotia and Emerald Oil, Inc. dated June 20, 2014.

8.          Indenture by and between Emerald Oil, Inc. and U.S. Bank National Association (as Trustee) dated March 24, 2014 regarding the Company’s 2.00% Convertible Senior Notes Due 2019.

9.          Oilfield Services contract by and between Emerald Oil, Inc. and Liberty Oilfield Services, LLC.

10.         Sixth Amendment to Office Lease dated March 3, 2014 by and between Emerald Oil, Inc. and LBA Realty Fund II-Company IV, LLC.